Exhibit 21.1

List of Subsidiaries

Evolution Petroleum Corporation — A Nevada Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti, Vice President, Operations
Greg S. Goodale, Chief Accounting Officer
David Joe, Secretary

Directors:
Robert S. Herlin, Chairman
Laird Q. Cagan
Edward DiPaolo
Gene Stoever
William Dozier
Kelly Loyd

NGS Sub. Corp. — A Delaware Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Chief Financial Officer and Treasurer
David Joe, Secretary

Directors:
Robert S. Herlin
Sterling H. McDonald

Arkla Petroleum, L.L.C. — A Louisiana Corporation
NGS Sub Corp, Member
Robert S. Herlin, Manager
Sterling H. McDonald, Manager

NGS Technologies, Inc. — A Delaware Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Chief Financial Officer and Treasurer
David Joe, Secretary

Directors:
Robert S. Herlin

Evolution Operating Co. Inc. — A Texas Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti, Vice President, Operations
David Joe, Controller

Directors:
Robert S. Herlin
Sterling H. McDonald

Tertiaire Resources Company — A Texas Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti, Vice President, Operations

Directors:
Robert S. Herlin
Sterling H. McDonald
Daryl V. Mazzanti